Exhibt 10.9

Winc, Inc.

NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM

Eligible Directors (as defined below) on the board of directors (the “Board”) of Winc, Inc. (the “Company”) shall be eligible to receive equity compensation as set forth in this Non-Employee Director Compensation Program (this “Program”). The equity compensation described in this Program shall be paid or be made, as applicable, automatically as set forth herein and without further action of the Board, to each member of the Board who is not an employee of the Company or any of its parents or subsidiaries other than a person who is determined by the Board to not be eligible to receive compensation under this Program (each, an “Eligible Director”), who may be eligible to receive such equity compensation, unless such Eligible Director declines the receipt of equity compensation by written notice to the Company.

This Program shall become effective upon the closing of the initial public offering of the Company’s common stock (the “Effective Date”) and shall remain in effect until it is revised or rescinded by further action of the Board. This Program may be amended, modified or terminated by the Board at any time in its sole discretion. No Eligible Director shall have any rights hereunder, except with respect to equity awards granted pursuant to Section 1 of this Program.

1.                   Equity Compensation.

a.                   General. Eligible Directors shall be granted the equity awards described below. The awards described below shall be granted under and shall be subject to the terms and provisions of the Company’s 2021 Incentive Award Plan or any other applicable Company equity incentive plan then-maintained by the Company (such plan, as may be amended from time to time, the “Equity Plan”) and may be granted subject to the execution and delivery of award agreements, including attached exhibits, in substantially the forms approved by the Board prior to or in connection with such grants. All applicable terms of the Equity Plan apply to this Program as if fully set forth herein, and all grants of equity awards hereby are subject in all respects to the terms of the Equity Plan. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Equity Plan.

b.                   Initial Awards. Each Eligible Director who is initially elected or appointed to serve on the Board after the Effective Date automatically shall be granted a Restricted Stock Unit award (each, an “Initial Award”). The number of Restricted Stock Units subject to an Initial Award will be determined by dividing the Pro-Rated Value by the closing price for the Company’s common stock on the applicable grant date. Each Initial Award shall be granted on the date on which such Eligible Director is appointed or elected to serve on the Board (the “Election Date”), and shall vest in full on the earlier to occur of (x) the one-year anniversary of the applicable grant date and (y) the date of the next Annual Meeting (as defined below) following such grant date, subject to continued service through the applicable vesting date. The “Pro-Rated Value” shall equal $250,000, multiplied by a fraction, (i) the numerator of which is the difference between 365 and the number of days from the immediately preceding Annual Meeting date through the appointment or election date and (ii) the denominator of which is 365; provided, however, that with respect to any Initial Award granted prior to the Annual Meeting in calendar year 2022, the numerator shall be the number of days from the appointment or election date to (but excluding) the Annual Meeting date in calendar year 2022.

c.                   Annual Awards. An Eligible Director who is serving on the Board as of the date of the annual meeting of the Company’s stockholders (the “Annual Meeting”) each calendar year beginning with calendar year 2022 shall be granted a Restricted Stock Unit award with a value of $250,000 (an “Annual Award”, together with the Initial Awards, the “Director Awards”). The number of Restricted Stock Units subject to an Annual Award will be determined by dividing the value by the closing price for the Company’s common stock on the applicable grant date. Each Annual Award shall vest in full on the earlier to occur of (x) the one-year anniversary of the applicable grant date and (y) the date of the next Annual Meeting following the grant date, subject to continued service through the applicable vesting date.

d.                   Accelerated Vesting Events. Notwithstanding the foregoing, an Eligible Director’s Director Award(s) shall vest in full immediately prior to the occurrence of a Non-Transactional Change in Control, to the extent outstanding and unvested at such time, if the Eligible Director will not become, as of immediately following such Non-Transactional Change in Control, a member of the board of the Company or the ultimate parent of the Company.

2.                   Compensation Limits. Notwithstanding anything to the contrary in this Program, all compensation payable under this Program will be subject to any limits on the maximum amount of non-employee Director compensation set forth in the Equity Plan, as in effect from time to time.

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